SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2011

NOBILITY HOMES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-06506	59-1166102
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3741 S W 7th Street Ocala, Florida		34478
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (352) 732-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2011, the shareholders of Nobility Homes, Inc. (the “Company”) adopted the Nobility Homes, Inc. 2011 Stock Incentive Plan (the “Plan”). The Plan provides for the issuance of options to purchase shares of the Company’s common stock, stock appreciation rights and other stock-based awards to employees and non-employee directors. A total of 300,000 shares have been reserved for issuance under the Plan, all of which may be issued pursuant to the exercise of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

The Plan was filed as Appendix A to the Company’s definitive proxy statement filed June 7, 2011 and the terms thereof are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 19, 2011, the Company held an annual meeting of its shareholders to vote on the following proposals:

Proposal One: The board of directors nominated five nominees to stand for election at the 2011 meeting and each of the nominees were elected by a plurality of votes cast by shares entitled to vote at the meeting. Therefore, in accordance with the voting results listed below, the nominees were elected to serve until the 2012 annual meeting and until their successors are elected and qualified.

Nominee:	Votes For:	Votes Against:	Votes Withheld:	Broker Non- Votes:
Terry E. Trexler	3,525,502	0	8,864	0
Richard C. Barberie	3,523,202	0	11,164	0
Robert P. Holliday	3,526,202	0	8,164	0
Robert P. Saltsman	3,526,097	0	8,269	0
Thomas W. Trexler	3,525,997	0	8,369	0

Proposal Two: To adopt the Nobility Homes 2011 Stock Incentive Plan. In accordance with the voting results listed below, the Nobility Homes 2011 Stock Incentive Plan has been adopted.

Votes For:	Votes Against:	Abstain:	Broker Non- Votes:
3,145,179	381,405	7,782	0

Item 9.01(d).   Financial Statements and Exhibits.

Exhibit 10.1 Nobility Homes, Inc. 2011 Stock Incentive Plan (incorporated by reference from Appendix A to the Company’s definitive proxy statement filed June 7, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILITY HOMES, INC.

July 21, 2011	By:	/s/ Lynn J. Cramer, Jr.
Lynn J. Cramer, Jr., Treasurer
and Principal Accounting Officer